Microbot Medical

For Immediate Release

Microbot Medical Inc. Announces First Investor Briefing Conference Call and Webcast

Scheduled for Monday, December 19th at 4:30pm ET

Hingham, MA – December 15, 2016 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, announced today that it will host its first investor briefing conference call and slide presentation via webcast on Monday, December 19, 2016, at 4:30 p.m. ET.  At this briefing, management will review the Company’s business strategy and product development pipeline, and take questions from Analysts. Participants are welcome to submit questions to management that may be answered during the Q&A portion of the call, via email to mpolyviou@evcgroup.com.

For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number is (844) 261-8255 (U.S./Canada) or 216-562-0403 (international) and providing the Conference ID 34379517.  To access the live webcast, go to http://edge.media-server.com/m/p/2kpocp9w.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by dialing (855) 859-2056 (U.S./Canada) or (404) - 537-3406 (international) and providing the Conference ID 34379517.  An archived webcast will also be available and may be accessed in the ‘Investors’ section of the Company’s website at www.microbotmedical.com.

About Microbot Medical Inc.

Microbot Medical was founded in 2010 and became a NASDAQ listed company on November 28, 2016 following a merger transaction with Stemcells, Inc. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob and TipCAT, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body.  It miniature dimensions allowing it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system.  Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time.  To learn more about ViRob please visit http://www.microbotmedical.com/technology/virob/.

TipCAT is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract.  Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body.  To learn more about TipCAT visit http://www.microbotmedical.com/technology/virob/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

EVC Group
Michael Polyviou/Doug Sherk - Investors
mpolyviou@evcgroup.com; dsherk@evcgroup.com
212-850-6020; 415-652-9100

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